EXHIBIT 4.2.3
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) dated as of September 1, 2010 by and among the Issuers (as defined below), Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the entities listed in Schedule 1 hereto (the “Additional Note Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).
W I T N E S S E T H :
          WHEREAS Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), BP I and certain affiliates of the Issuers, as Note Guarantors, have heretofore executed and delivered to the Trustee a supplemental indenture (the “First Supplemental Indenture”) dated as of June 17, 2010 and a supplemental indenture (the “Second Supplemental Indenture”) dated as of August 27, 2010 to the indenture dated as of May 4, 2010 (the “Original Indenture”, and together with the First Supplemental Indenture, the “Indenture”), in respect of the issuance of an aggregate principal amount of 8.50% Senior Notes due 2018 (the “Notes”);
          WHEREAS pursuant to Section 4.11 of the Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment and the other obligations under the Notes and the Indenture;
          WHEREAS pursuant to Section 9.01(a)(vi) of the Indenture, the Trustee, BP I and the Issuers are authorized to (i) to amend the Indenture to add a Note Guarantor with respect to any Note and (ii) to execute and deliver this Third Supplemental Indenture;
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Additional Note Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Agreement to Guarantee. Each Additional Note Guarantor hereby agrees jointly and severally with all other Note Guarantors executing this Third Supplemental Indenture, to unconditionally guarantee the obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.
          2. Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article IV of the Indenture shall be deemed to have been applicable to the Additional Note Guarantors beginning as of the Issue Date as if the Additional Note Guarantors had been parties thereto on such date, and any action or inaction taken by the Additional Note Guarantors after the Issue Date and prior to the date hereof prohibited by the Indenture, shall be deemed a Default by the Additional Note Guarantors, as applicable, under the Indenture as of the date hereof. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every noteholder heretofore or hereafter authenticated and delivered shall be bound hereby.
          3. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND EACH ADDITIONAL NOTE GUARANTOR AGREES TO SECTION 13.09 OF THE INDENTURE, INCLUDING WITH RESPECT TO SUBMISSION TO JURISDICTION, WAIVER OF OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND PURSUANT TO SECTION 13.08, THE WAIVER OF ANY RIGHT TO TRIAL BY JURY.
          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or any Guarantee referenced herein.
          5. Duplicate Originals. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          7. No Adverse Interpretation of Other Agreements. This Third Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Third Supplemental Indenture.
          8. No Recourse Against Others. No director, officer, employee or manager of the Additional Note Guarantors will have any liability for any obligations of the Issuers, Note Guarantors or Additional Note Guarantors under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the guarantee of the obligations under the Notes and the Indenture by each Additional Note Guarantor. The waiver may not be effective to waive liabilities under the federal securities laws.
          9. Indemnity. (a) The Issuers, BP I and the Additional Note Guarantors executing this Third Supplemental Indenture, subject to Section 10.08 of the Original Indenture, jointly and severally shall indemnify the Trustee (which, for purposes of this Section, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Third Supplemental Indenture or the Note Guarantees provide herein against the Issuers, BP I or a Note Guarantor (including this Section) and defending against or investigating any claim (whether asserted by the Issuers, BP I, any Additional Note Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers, BP I or any Note Guarantor executing this Third Supplemental Indenture of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers, BP I and the Additional Note Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
          (b) To secure the payment obligations of the Issuers, BP I and the other Note Guarantors in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on particular Notes.

          10. Successors and Assigns. All covenants and agreements of the Issuers, BP I and the Additional Note Guarantors in this Third Supplemental Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors and assigns.
          11. Severability. In case any one or more of the provisions contained in this Third Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or the Notes.
          12. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
   If to the Additional Note Guarantors:
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Attention: Helen Golding
Fax: (64-9) 366 6263
          13. Amendments and Modification. This Third Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Indenture and by written agreement of each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER INC.
by	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER LLC
by	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
by	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Officer

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
by	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Officer

Supplemental Indenture

REYNOLDS PACKAGING INC.
by	/s/ Helen Golding
	Name:	Helen Golding
Title:

REYNOLDS FLEXIBLE PACKAGING INC.
by	/s/ Helen Golding
	Name:	Helen Golding
Title:

ULTRA PAC, INC.
by	/s/ Helen Golding
	Name:	Helen Golding
Title:

REYNOLDS FOOD PACKAGING LLC
by	/s/ Helen Golding
	Name:	Helen Golding
Title:

REYNOLDS PACKAGING KAMA INC.
by	/s/ Helen Golding
	Name:	Helen Golding
Title:
REYNOLDS PACKAGING LLC
by	/s/ Helen Golding
	Name:	Helen Golding
Title:

REYNOLDS METALS COMPANY DE MEXICO, S. DE R.L. DE C.V.
by	/s/ Pru Wyllie
	Name:	Pru Wyllie
	Title:	Attorney

MAXPACK, S. DE R.L. DE C.V.
by	/s/ Pru Wyllie
	Name:	Pru Wyllie
	Title:	Attorney

REYNOLDS FOOD PACKAGING CANADA INC.
by	/s/ Pru Wyllie
	Name:	Pru Wyllie
	Title:	Authorized Signatory

IVEX HOLDINGS, LTD.
by	/s/ Pru Wyllie
	Name:	Pru Wyllie
	Title:	Attorney

KAMA EUROPE LIMITED
by	/s/ Pru Wyllie
	Name:	Pru Wyllie
	Title:	Attorney

REYNOLDS PACKAGING INTERNATIONAL B.V.
by	/s/ Pru Wyllie
	Name:	Pru Wyllie
	Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent and Registrar
by	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

Third Supplemental Indenture

SCHEDULE 1
Additional Note Guarantors
Reynolds Packaging Inc.
Reynolds Flexible Packaging Inc.
Ultra Pac, Inc.
Reynolds Food Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Packaging LLC
Reynolds Metals Company De Mexico, S. De R,L. De C.V.
Maxpack, S. De R.L. De C.V.
Reynolds Food Packaging Canada Inc.
Ivex Holdings Ltd.
Kama Europe, Ltd.
Reynolds Packaging International B.V.